SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission
Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

STERLING FINANCIAL CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, schedule or registration statement no.:

(3) Filing party:

(4) Date filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

AND

PROXY STATEMENT

2004

www.sterlingfi.com

PROXY STATEMENT

Dated and to be mailed on or about March 26, 2004

STERLING FINANCIAL CORPORATION

101 NORTH POINTE BOULEVARD
LANCASTER, PENNSYLVANIA 17601-4133

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 27, 2004

i

101 North Pointe Boulevard
Lancaster, PA 17601

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 27, 2004

TO THE SHAREHOLDERS OF STERLING FINANCIAL CORPORATION:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Sterling will be held at Liberty Place Theater and Conference Center, 313 West Liberty Street, Lancaster, Pennsylvania, 17603, on Tuesday, April 27, 2004, at 9:00 a.m., prevailing time, for the purpose of considering and voting upon the following matters:

1.	To elect 5 Class of 2007 directors to serve for a three-year term and until their successors are elected and qualified;

2.	To ratify the selection of Ernst & Young LLP as the corporation’s independent auditors for the year ending December 31, 2004; and

3.	To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

      Only those shareholders of record, at the close of business on February 27, 2004, are entitled to notice of and to vote at the meeting.

      Please promptly sign the enclosed proxy card and return it in the enclosed postage paid envelope. We cordially invite you to attend the meeting. Your proxy is revocable, and you may withdraw it at any time. You may deliver notice of revocation or deliver a later dated proxy to the Secretary of the corporation before the vote at the meeting.

      We enclose, among other things, a copy of the 2003 Annual Report of Sterling.

BY ORDER OF THE BOARD OF DIRECTORS

John E. Stefan
Chairman of the Board

Lancaster, Pennsylvania

March 26, 2004

YOUR VOTE IS IMPORTANT.

PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD.

PROXY STATEMENT

Introduction

      This proxy statement is furnished in connection with the solicitation of proxies by Sterling, on behalf of the Board of Directors, for the 2004 Annual Meeting of Shareholders. This proxy statement, the related proxy form and reservation card are being distributed on or about March 26, 2004.

      Sterling will bear the expense of soliciting proxies. In addition, to the use of the mail, directors, officers and employees of the corporation and its subsidiaries may, without additional compensation, solicit proxies.

      The annual meeting of shareholders will be held on Tuesday, April 27, 2004, at 9:00 a.m. at Liberty Place Theater and Conference Center, 313 West Liberty Street, Lancaster, Pennsylvania. Shareholders of record at the close of business on February 27, 2004, are entitled to vote at the meeting.

      At the annual meeting, shareholders will vote to:

•	Elect 5 Class 2007 directors to serve for a three-year term;

•	Ratify the selection of Ernst & Young LLP as the corporation’s independent auditors for the year ending December 31, 2004; and

•	Transact any other business that may properly come before the meeting and any adjournment or postponement of the meeting.

Proxies and Voting Procedures

      You can vote your shares by completing and returning a written proxy card. You may now vote your shares by telephone. To do so, simply follow the instructions attached to the proxy card. Telephone voting is toll-free, and is available 24 hours a day. Votes submitted by telephone must be received by 5:00 p.m. on April 26, 2004. If you vote by telephone, you need not return a proxy card.

      You may also vote your shares using the Internet. To do so, access www.voteproxy.com and follow the on screen instructions. Have your control number from your proxy card available when you access the web page.

      You may choose to vote in person at the meeting. Submitting your voting instructions by returning a proxy card or by voting over the telephone or over the Internet will not affect your right to attend the meeting and vote. The method by which you vote will in no way limit your right to vote at the annual meeting, if you later decide to attend in person.

      If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee, who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct how your broker votes your shares. You are also invited to attend the meeting. However, because you are not the shareholder of record, you may not vote your street name shares in person at the meeting, unless you obtain a proxy executed in your favor, from the holder of record. Your broker or nominee has enclosed a voting instruction card, for you to use, in directing the broker or nominee to vote your shares.

      By properly completing a proxy, you appoint Pauline Shurr and Mary Wentz as proxy holders to vote your shares. Any signed proxy card not specifying to the contrary will be voted FOR:

•	Election of the nominees identified in this proxy statement; and

•	Ratification of the selection of independent auditors for the year ending December 31, 2004.

      You may revoke your written proxy by delivering written notice of revocation to Douglas P. Barton, Secretary of the corporation, or by executing a later dated proxy and giving written notice of the revocation to Mr. Barton at any time before the proxy is voted at the meeting. Proxy holders will vote shares represented by proxies on the accompanying proxy, if properly signed and returned, in accordance with instructions of shareholders.

      Although the Board of Directors knows of no other business to be presented, in the event that any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of management.

      Proxy holders will vote shares held for the account of shareholders, who participate in the Dividend Reinvestment and Stock Purchase Plan, in accordance with the instructions of each shareholder. If a shareholder who participates in the Dividend Reinvestment and Stock Purchase Plan does not return a proxy, proxy holders will not vote the shares held in that account.

      The Plan Trustee will vote shares held for the account of employees who participate in the 401(k) Retirement Plan, in accordance with the instructions of each participant, as set forth in the separate proxy sent with respect to 401(k) Retirement Plan shares. The Plan Trustee will vote shares with respect to which a separate 401(k) Retirement Plan proxy is not returned in the same proportion as shares with respect to which voting instructions are received.

      At the close of business on February 27, 2004, Sterling had 21,678,293 shares of common stock, par value $5.00 per share, outstanding. In addition to common stock, Sterling has 10 million shares of preferred stock authorized. No shares of preferred stock are issued and outstanding. As of February 27, 2004, Sterling Financial Trust Company held 61,449 shares of Sterling common stock, as fiduciary.

      Shares held by Sterling Financial Trust Company, as sole fiduciary, represent, in the aggregate, approximately 0.28% of the total shares outstanding and will be voted for election, for directors, of the nominees of the Board of Directors, and for ratification of Ernst & Young, LLP, as the corporation’s independent auditors.

Quorum

      A majority of the outstanding shares of common stock, represented in person or by proxy, constitutes a quorum for the conduct of business. Under Pennsylvania law and Sterling’s bylaws, the presence of a quorum is required for each matter to be acted on at the meeting. Votes withheld and abstentions are counted in determining the presence of a quorum for a particular matter. Broker non-votes are not counted in determining the presence of a quorum for a particular matter as to which the broker withheld authority. Each share is entitled to one vote on all matters submitted to a vote of the shareholders. All matters to be voted upon by the shareholders require the affirmative vote of a majority of shares voted, in person or by proxy, at the annual meeting, except in cases where the vote of a greater number of shares is required by law or under Sterling’s Articles of Incorporation or Bylaws. In the case of the election of directors, the candidates receiving the highest number of votes are elected. Shareholders are not entitled to cumulate votes for the election of directors.

      Assuming the presence of a quorum, the five nominees for director receiving the highest number of votes cast by shareholders entitled to vote for the election of directors will be elected. Votes withheld from a nominee and broker non-votes will not be cast for the nominee.

      Assuming the presence of a quorum, the affirmative vote of a majority of all votes cast by shareholders is required for the ratification of the selection of independent auditors. Abstentions and broker non-votes are not deemed to constitute “votes cast” and, therefore, do not count either for or against ratification. Abstentions and broker non-votes, however, have the practical effect of reducing the number of affirmative votes required to achieve a majority for each matter by reducing the total number of shares voted from which the required majority is calculated.

GOVERNANCE OF THE COMPANY

      Our Board of Directors believes that the purpose of corporate governance is to ensure that we maximize shareholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices that the Board and senior management believe promote this purpose, are sound and represent best practices. We continually review our governance practices, Pennsylvania law (the state in which we are incorporated), the rules and listing standards of the Nasdaq/ NMS, SEC regulations, as well as best practices suggested by recognized governance authorities.

      Currently, our Board of Directors has 11 members. Under the Nasdaq standards for independence, Richard H. Albright, Jr., Michael A. Carenzo, Bertram F. Elsner, Howard E. Groff, Jr., Joan R. Henderson, Terrence L. Hormel, David E. Hosler, W. Garth Sprecher and Glenn R. Walz meet the standards for independence. This constitutes more than a majority of our Board of Directors. Only independent directors serve on our Audit Committee, Nominating Committee and Management Development and Compensation Committee.

Meetings and Committees of the Board of Directors

      The Board of Directors of the corporation has a standing Executive Committee. In addition, the Board of Directors has an Audit Committee, Finance Committee, Management Development and Compensation Committee and a Nominating Committee.

      Executive Committee. Members of the Executive Committee, during 2003, were John E. Stefan, Chairman, Richard H. Albright, Jr. David E. Hosler, J. Roger Moyer, Jr., W. Garth Sprecher and Glenn R. Walz. The principal duties of the Executive Committee are to act on behalf of the Board between meetings and to evaluate governance issues and strategic plans. The Committee met 4 times in 2003.

      Audit Committee. Members of the Audit Committee, during 2003, were Richard H. Albright, Jr., Chairman, Michael A. Carenzo, Bertram F. Elsner, Howard E. Groff, Jr. and David E. Hosler. The Audit Committee met 10 times during 2003. The principal duties of the Audit Committee, as set forth in its charter, which is attached to this proxy statement and available on our website, include reviewing significant audit and accounting principles, policies and practices, reviewing performance of internal auditing procedures, reviewing reports of examination received from regulatory authorities, and recommending, annually, to the Board of Directors the engagement of an independent certified public accountant.

      The board of directors has determined that Michael A. Carenzo and David E. Hosler are “audit committee financial experts” and “independent” as defined under applicable SEC and Nasdaq rules.

      Finance Committee. Members of the Finance Committee, during 2003, were Glenn R. Walz, Chairman, Michael A. Carenzo, Bertram F. Elsner, Howard E. Groff, Jr., Joan R. Henderson and Terrence L. Hormel. The Finance Committee was formed and held its first meeting in May 2003. The principal duties of the Finance Committee include overseeing long-term financial plans, including the development of financial policies, capital plan, measurement of financial performance, organizational profitability and interest rate risk management. The Finance Committee met 5 times during 2003.

      Management Development and Compensation Committee. Members of the Management Development and Compensation Committee, during 2003, were W. Garth Sprecher, Chairman, Howard E. Groff, Jr., Joan R. Henderson, Terrence L. Hormel and Glenn R. Walz. The principal duties of the Management Development and Compensation Committee include the establishment of policies dealing with various compensation plans for Sterling. In addition, the committee makes recommendations to the Board with respect to compensation paid to senior executives. The Management Development and Compensation Committee met 10 times during 2003.

      Nominating Committee. Members of the Nominating Committee include David E. Hosler, Chairman, Richard H. Albright, Jr., Joan R. Henderson, Terrence L. Hormel, W. Garth Sprecher and Glenn R. Walz, each of whom is a non-employee director. The Committee was formed and held its first meeting in January 2003. The Nominating Committee met 7 times during 2003. All members of the Nominating Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the NASD listing standards). The principal duties of the Nominating Committee include developing and recommending to the Board criteria for selecting qualified director candidates, identifying individuals qualified to become Board members, evaluating and selecting, or recommending to the Board, director nominees for each election of directors, considering committee member qualifications, appointment and removal, recommending codes of conduct and codes of ethics applicable to the Company and providing oversight in the evaluation of the Board and each committee. The Nominating Committee has no formal process for considering director candidates recommended by shareholders, but its policy is to give due consideration to any and all such candidates. If a shareholder wishes to recommend a director candidate, the shareholder should follow the procedures set forth in our bylaws and mail the name, background and contact information for the candidate to the Nominating Committee at the Company’s offices at 101 North Pointe Boulevard, Lancaster, Pennsylvania 17601-4133 (see “Election of Directors,” below). The Nominating Committee intends to develop a process for identifying and evaluating all nominees for director, including any recommended by shareholders, and minimum requirements for nomination. The Nominating Committee has adopted a written Charter that you may access on the Internet via the Company’s website at www.sterlingfi.com.

      The Board of Directors of Sterling met 14 times during 2003. There were a total of 36 meetings of the various committees of the Board of Directors in 2003. All directors attended at least 75% of the meetings of the Board of Directors and of the various committees on which they served. All of our Directors attended the 2003 Annual Meeting of Shareholders and are expected to attend this years meeting.

Shareholder Communications

      Any shareholder who wishes to communicate with the board of directors may send correspondence to Donald L. Neff, Senior Vice President, Director of Risk Management, at 1097 Commercial Avenue, Post Office Box 38, East Petersburg, PA 17520-0038, or by sending an electronic message to him at dneff@sterlingfi.com. Mr. Neff will submit your correspondence to the board of directors or the appropriate committee, as applicable.

Submission of Shareholder Proposals

      If a shareholder wants us to include a proposal in our proxy statement for presentation at our 2005 annual meeting of shareholders, as permitted by Securities and Exchange Commission Rules, the proposal must be received by us at our principal executive offices at 101 North Pointe Boulevard, Lancaster, Pennsylvania 17601-4133 no later than November 28, 2004.

      A shareholder may also nominate directors or have other business brought before the 2005 annual meeting by submitting the nomination to us, in accordance with our by-laws, and as described in “Election of Directors,” below. Any shareholder who intends to propose any other matter to be acted upon at the 2005 annual meeting of shareholders (but not include such proposal in our Proxy Statement) must inform Sterling no later than January 21, 2005. If notice is not provided by that date, the persons named in the proxy for the 2005 annual meeting will be allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in the proxy statement for the annual meeting.

Employee Code of Ethics

      We have had a code of conduct since 1997. In 2003, as required by law and regulation, we amended our code of conduct, and renamed it our code of ethics. Our employee code of ethics is applicable to our directors, officers and employees. The code of ethics encourages individuals to report any conduct that they believe in good faith to be an actual or apparent violation of the code of ethics. The Board periodically receives reports on our compliance program. The Code of Ethics is posted on our website at www.sterlingfi.com. We have also filed a copy of the Code of Ethics with the SEC, as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2003.

ELECTION OF DIRECTORS

      Sterling’s bylaws provide that the Board of Directors consists of not less than one or more than 25 persons. The Board of Directors is also divided into three classes. Each class consists, as nearly as possible, of one-third of the directors. The bylaws also provide that the directors of each class are elected for a term of three years, so that the term of office of one class of directors expires at the annual meeting each year. The Board of Directors determines the number of directors in each class.

      A majority of the Board of Directors may increase the number of directors between meetings of the shareholders. Any vacancy occurring in the Board of Directors, whether due to an increase in the number of directors, resignation, retirement, death or any other reason may be filled by appointment by the remaining directors. Any director who is appointed to fill a vacancy holds office until the next annual meeting of the shareholders and until a successor is elected and qualified. There is a mandatory retirement provision in the bylaws that provides for the retirement of directors after age 70.

      Section 2.3 of Sterling’s bylaws requires that nominations, other than those made by or on behalf of the existing management of Sterling, be made pursuant to timely notice in writing to the Secretary. To be timely, a shareholder’s notice must be delivered to or received at the principal executive office of the corporation not less than 90 days prior to the anniversary date of the immediately preceding meeting of shareholders of the corporation called for the election of directors. The notice must also provide the specific information required by Section 2.3. The chairman of the meeting is required to determine whether nominations have been made in accordance with the requirements of the bylaws. If he determines that a nomination was not made in accordance with the bylaws, he shall so declare at the annual meeting and the defective nomination will be disregarded. You may obtain a copy of the corporation’s bylaws by writing to Investor Relations, Sterling Financial Corporation, 101 North Pointe Boulevard, Lancaster, Pennsylvania 17601-4133 or on our website at www.sterlingfi.com.

      The Board of Directors has fixed the number of directors at 11. The Board of Directors has nominated the following 5 persons for election to the Board of Directors for the terms specified:

Nominees for Class 2007 Directors

For a Term of Three Years

Richard H. Albright, Jr.

Bertram F. Elsner
Howard E. Groff, Jr.
John E. Stefan
Glenn R. Walz

      Each of the nominees presently serves as a director and was recommended by the Board for election.

      In the event that any of the nominees are unable to accept nomination or election, proxy holders will vote proxies given pursuant to this solicitation in favor of other persons recommended by management. The Board of Directors has no reason to believe that any of its nominees will be unable to serve as a director if elected.

Information about Nominees and Continuing Directors

      Information, as of February 27, 2004, concerning the five nominees to the Board of Directors, the six continuing directors, and the directors retiring at the 2004 Annual Meeting appear below.

	Director	Principal Occupation for the Past Five Years and Positions Held with
Name and Age	Since	Sterling and Subsidiaries

Nominees — Class of 2007 — For a Term of Three Years
Richard H. Albright, Jr. (61)	1985	Dentist, Specialist, Practice Limited to Orthodontics; and Director, Bank of Lancaster County, from 1985-2003.
Bertram F. Elsner (67)	2000	Chairman, Elsner Engineering Works, Inc. (designs and manufacturers automatic rewinding machines and specialty machinery); and Vice Chairman of the Board and Director, Bank of Hanover and Trust Company, since 1998, and Director, since 1985.
Howard E. Groff, Jr. (57)	1988	President, Howard E. Groff Co. (fuel oil sales and service); and Director, Bank of Lancaster County, since 1988.
John E. Stefan (64)	1979	Chairman of the Board, Sterling since April 2002; Chairman of the Board and Chief Executive Officer, Sterling, from January 2002 to April 2002; Chairman of the Board, President and Chief Executive Officer, Sterling, from 1994 to January 2002; Chairman of the Board, Bank of Lancaster County, since April 1, 2002; Chairman of the Board and Chief Executive Officer, Bank of Lancaster County, January 2002 to April 2002; Chairman of the Board, President and Chief Executive Officer, Bank of Lancaster County from 1994 to 2001; Director, Bank of Lancaster County, since 1979; Director, First National Bank of North East, from June 1999 to April 2002; and Director, Bank of Hanover and Trust Company, from July 2000 to April 2002.
Glenn R. Walz (57)	1988	President, Walz, Deihm, Geisenberger, Bucklen & Tennis, P.C. (Certified Public Accountants); Director, Bank of Lancaster County, since 1988; and Director, Sterling Financial Trust Company, since 2002.
Class of 2006 — Continuing Directors
Michael A. Carenzo (63)	2003	Senior Partner, CADWA Associates (Management Consulting Firm); Chairman, First National Bank of North East since April 2002; Director, First National Bank of North East since 1999; Director, Bank of Lancaster County from 1999-2003; and Director, Sterling Financial Trust Company, since 2002.

	Director	Principal Occupation for the Past Five Years and Positions Held with
Name and Age	Since	Sterling and Subsidiaries

J. Roger Moyer, Jr. (55)	1994	President and Chief Executive Officer, Sterling, since April 2002; President, Chief Operating Office and Assistant Secretary Sterling, from January 2002 to April 2002; Senior Executive Vice President, Chief Operating Officer and Assistant Secretary, Sterling, from January 2001 to January 2002; Senior Executive Vice President and Assistant Secretary, Sterling, from January 2000 to January 2001; Executive Vice President and Assistant Secretary, Sterling, from 1994 to 2000; Senior Executive Vice President Bank of Lancaster County, since January 2000; Executive Vice President and Assistant Secretary, Bank of Lancaster County, from 1994 to 2000; Director, Bank of Lancaster County, since 1994; Director, Pennbanks Insurance Company, SPC, since December 1999; Director and Treasurer, Lancaster Insurance Group, LLC from 1999 to 2001; Director, Sterling Financial Trust Company, since 2002; Director, HOVB Investment Co., since 2003; and Manager, Equipment Finance LLC.
W. Garth Sprecher (52)	1998	Senior Vice President and Corporate Secretary and Director, D & E Communications, Inc. (TeleCommunications); and Director, Bank of Lancaster County, from 1998-2003.
Class of 2005 — Continuing Directors
Joan R. Henderson (61)	1995	President, J.R. Henderson & Associates, Inc. (Planning and Fund Development for Non-Profit Organizations); and Director, Bank of Lancaster County, from 1995-2003.
Terrence L. Hormel (54)	2000	President, Hormel, Inc. (contract warehousing and industrial real estate development and management companies); Chairman of the Board and Director, Bank of Hanover and Trust Company, since 1990; Director, since 1981; Director, HOVB Investment Co., since 1999; and Director, Bank of Lancaster County, from 2000 to 2003.
David E. Hosler (53)	1998	Vice President, Murray Insurance Associates, since 2003; formerly, Senior Vice President, John P. Woods Co., Inc. (Reinsurance intermediary) 2002; formerly, President and Chief Executive Officer, Old Guard Insurance Company (Property and Casualty Insurance Company) until 2001; and Director, Bank of Lancaster County, since 1998.

SHARE OWNERSHIP

Principal Holders

      The following table shows, to the best of our knowledge, those persons or entities, who owned of record or beneficially, on February 27, 2004, more than 5% of the outstanding Sterling common stock.

      Beneficial ownership of Sterling common stock was determined by referring to Securities and Exchange Commission Rule 13d-3, which provides that a person should be credited with the ownership of any stock held, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares:

•	Voting power, which includes power to vote or to direct the voting of the stock; or

•	Investment power, which includes the power to dispose or direct the disposition of the stock; or

•	The right to acquire beneficial ownership within 60 days after February 27, 2004.

Name and Address	Amount and Nature of	Percent of
of Beneficial Owner	Beneficial Ownership	Class

Howard E. Groff	1,479,708 (1)	6.74%
111 E. State Street Quarryville, PA 17566

(1)	Mr. Groff holds sole voting and investment power over 1,476,582 shares.

Beneficial Ownership of Executive Officers, Directors and Nominees

      The following table shows, as of February 27, 2004, the amount and percentage of Sterling common stock beneficially owned by each director, each nominee, each named executive officer and all directors, nominees and executive officers of the corporation as a group.

      Beneficial ownership of shares of Sterling common stock is determined in accordance with Securities and Exchange Commission Rule 13d-3, which provides that a person should be credited with the ownership of any stock held, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares:

•	Voting power, which includes the power to vote or to direct the voting of the stock; or

•	Investment power, which includes the power to dispose or direct the disposition of the stock; or

•	The right to acquire beneficial ownership within 60 days after February 27, 2004.

      Unless otherwise indicated in a footnote appearing below the table, all shares reported in the table below are owned directly by the reporting person. The number of shares owned by the directors, nominees and executive officers is rounded to the nearest whole share. The percentage of all Sterling common stock owned by each director, nominee or executive officer is less than 1% unless otherwise indicated.

	Amount and Nature of		Percent of
Name of Individual or Identity of Group	Beneficial Ownership		Class

Directors and Nominees
Richard H. Albright, Jr.	79,622	(1)	—%
Michael A. Carenzo	8,542	(2)	—%
Bertram F. Elsner	18,953	(3)	—%
Howard E. Groff, Jr.	62,733	(4)	—%
Joan R. Henderson	6,917	(5)	—%
Terrence L. Hormel	44,804	(6)	—%
David E. Hosler	6,632		—%
J. Roger Moyer, Jr.	139,599	(7)	—%
W. Garth Sprecher	3,275		—%
John E. Stefan	409,450	(8)	1.86%
Glenn R. Walz	19,567	(9)	—%
Other Named Executives
Thomas P. Dautrich	44,845	(10)	—%
J. Bradley Scovill	111,493	(11)
Chad M. Clabaugh	26,394	(12)	—%
Gregory S. Lefever	35,601	(13)	—%
All Directors, Nominees and Executive Officers as a Group (16 persons)	1,027,652		4.68%

(1)	Includes 4,458 shares owned jointly with spouse, 15,350 owned directly by spouse, and 24,543 shares owned by Albright Family Enterprises, L.P. of which Dr. Albright is a general partner.

(2)	Includes 6,555 shares owned directly by spouse.

(3)	Includes 1,644 shares owned jointly with spouse.

(4)	Includes 10,391 shares owned directly by spouse and 21,370 shares owned as custodian for children.

(5)	Includes 23 shares owned jointly with spouse.

(6)	Includes 5,225 shares owned directly by spouse.

(7)	Includes 67,849 shares held by Trust under Employee 401(k) Retirement Plan, 1,040 shares owned by child, and 6,688 shares owned directly by mother for whom Mr. Moyer holds power of attorney and with respect to which Mr. Moyer shares voting and investment power. Mr. Moyer has the right to purchase an additional 60,356 shares pursuant to the exercise of stock options.

(8)	Includes 6,745 shares owned jointly with spouse, 104,999 shares owned directly by spouse, and 26,072 shares owned directly by child. Mr. Stefan disclaims beneficial ownership of shares owned directly by spouse. Mr. Stefan has the right to acquire an additional 87,531 shares pursuant to the exercise of stock options.

(9)	Includes 12,752 shares owned directly by spouse.

(10)	Includes 5,757 shares held by Trust under the Employee 401(k) Retirement Plan. Mr. Dautrich has the right to acquire an additional 35,574 shares pursuant to the exercise of stock options.

(11)	Includes 16,366 shares held by Trust under the Employee 401(k) Retirement Plan and 33 shares owned jointly with spouse. Mr. Scovill has the right to purchase an additional 37,768 shares pursuant to the exercise of stock options.

(12)	Includes 1,533 shares held by Trust under the Employee 401(k) Retirement Plan. Mr. Clabaugh has the right to acquire an additional 24,780 shares pursuant to the exercise of stock options.

(13)	Includes 9,169 shares held by Trustee under the Employee 401(k) Retirement Plan, 1,918 shares owned jointly with spouse, and 88 shares owned as custodian for children. Mr. Lefever has the right to acquire an additional 24,426 shares pursuant to the exercise of stock options.

Executive Officers

      The following table provides information, as of February 27, 2004, about the corporation’s executive officers.

		Principal Occupation for the Past Five Years and Position
Name	Age	Held with Sterling and Subsidiaries

J. Roger Moyer, Jr.	55	President and Chief Executive Officer since April 2002; President, Chief Operating Officer and Assistant Secretary Sterling, from January 2002 to April 2002; Senior Executive Vice President, Chief Operating Officer and Assistant Secretary, Sterling, from January 2001 to January 2002; Senior Executive Vice President and Assistant Secretary, Sterling, from January 2000 to January 2001; Executive Vice President and Assistant Secretary, Sterling, from 1994 to 2000; Senior Executive Vice President, Bank of Lancaster County, since January 2000; Executive Vice President and Assistant Secretary, Bank of Lancaster County, from 1994 to 2000; Director, Bank of Lancaster County, since 1994; Director, Pennbanks Insurance Company, SPC, since December 1999; Director and Treasurer, Lancaster Insurance Group, LLC, from 1999 to 2001; Director, Sterling Financial Trust Company, since 2002; Director, HOVB Investment Co., since 2003; and Manager, Equipment Finance LLC.
Thomas P. Dautrich	55	Senior Executive Vice President and Chief Banking Officer, Sterling, since January 2002; Senior Executive Vice President, Sterling, from January 2000 to January 2002; Executive Vice President, Sterling, from 1998 to 2000; President and Chief Executive Officer, Bank of Lancaster County, since April 2002; President and Chief Operating Officer, Bank of Lancaster County, from January 2001 to April 2002; Director, Bank of Lancaster County, since January 2001; Senior Executive Vice President, Banking Services, Bank of Lancaster County, from January 2000 to January 2001; Executive Vice President, Banking Services, Bank of Lancaster County, from 1998 to 2000; Director, First National Bank of North East, since 2002; Director, Sterling Financial Trust Company since 2002, and Manager, Town & Country Leasing LLC; and Equipment Finance, LLC since 2002.

		Principal Occupation for the Past Five Years and Position
Name	Age	Held with Sterling and Subsidiaries

J. Bradley Scovill	44	Senior Executive Vice President, Chief Financial Officer and Treasurer since March 2002, Director and Senior Executive Vice President, Sterling, from July 2000 to April 2003; Director and Vice Chairman, Bank of Hanover and Trust Company, since 2003; Director, President and Chief Executive Officer, Bank of Hanover and Trust Company, from 1994 to 2002; Director, HOVB Investment Company, since 1999; Director, Pennbanks Insurance Company, SPC, since 2000; Director, Sterling Financial Trust Company, since 2002; Manager, Church Capital Management LLC, since 2003; and Vice President, Bainbridge Securities, Inc.
Chad M. Clabaugh	42	Senior Vice President, Sterling, since July 27, 2000; President and Chief Executive Officer, Bank of Hanover and Trust Company, since 2002; Executive Vice President and Chief Operating Officer, Bank of Hanover and Trust Company, from 2000 to 2002; Executive Vice President, from 1996 to 2000; and Director, Sterling Financial Trust Company, since 2002.
Gregory S. Lefever	44	Senior Vice President, High Net Worth Services, Sterling, since April 2003; Director, President and Chief Executive Officer, Sterling Financial Trust Company, since 2002; Senior Vice President, Managing Director, Trust and Investment Services, Sterling and Bank of Lancaster County, 1997-2000; and Manager, Church Capital Management LLC and Vice President, Bainbridge Securities, Inc.
Douglas P. Barton, CPA	39	Vice President, Chief Accounting Officer and Secretary, Sterling, since January 2002; Vice President, Chief Accounting Officer, Sterling from January to December 2001; Vice President, Controller and Corporate Financial Secretary, Bank of Lancaster County, since January 2002; Vice President, Controller, Bank of Lancaster County, from 1998 to 2001; and previously Manager, Beard Miller LLP (Certified Public Accountants) from 1993 to 1998.

COMPENSATION AND PLAN INFORMATION

Executive Compensation

      The following table summarizes the total compensation, for each of the last three years for J. Roger Moyer, Jr., Sterling’s Chief Executive Officer since April 2002, and the 4 other most highly compensated persons who were serving as officers at the end of 2003. These individuals are referred to as the “Named Executive Officers.”

Summary Compensation Table

						Long Term
						Compensation

						Awards	Payouts

						Securities
	Annual Compensation					Underlying
				Other Annual		Options/	LTIP	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation		SARs	Payouts	Compensation

J. Roger Moyer, Jr.	2003	$300,019	$117,591	$31,458	(3)	21,250	None	$38,635	(1)
President and Chief Executive	2002	266,586	97,927	—		12,813	None	29,263	(1)
Officer, Sterling and Senior	2001	181,126	32,510	—		12,500	None	12,133	(1)
Executive Vice President, Bank of Lancaster County, N.A.
Thomas P. Dautrich	2003	$260,416	$89,656	$—		13,125	None	$19,521	(1)
Senior Executive Vice President	2002	233,087	73,827	—		12,813	None	15,609	(1)
and Chief Banking Officer,	2001	180,003	32,306	—		12,500	None	4,278	(1)
Sterling and President and Chief Executive Officer, Bank of Lancaster County, N.A
J. Bradley Scovill	2003	$236,267	$81,336	$2,000	(3)	13,125	None	$19,380	(1)
Senior Executive Vice President,	2002	224,437	69,213	8,824	(2)	12,813	None	15,578	(1)
Chief Financial Officer and	2001	217,506	39,307	—		12,500	None	4,512	(1)
Treasurer, Sterling and Executive Vice President, Chief Financial Officer and Cashier, Bank of Lancaster County, N.A. and Vice Chairman of the Board, Bank of Hanover
Chad M. Clabaugh	2003	$139,107	$37,872	$—		9,375	None	$11,328	(1)
Senior Vice President,	2002	125,475	41,943	—		9,375	None	9,184	(1)
Personal Services, Sterling and	2001	116,358	None	—		6,250	None	7,022	(1)
President and Chief Executive Officer, Bank of Hanover
Gregory S. Lefever	2003	$129,328	$36,074	$—		6,875	None	$11,630	(1)
Senior Vice President,	2002	125,008	38,491	—		7,813	None	9,206	(1)
High Net Worth Services,	2001	122,238	17,347	—		9,499	None	7,012	(1)
Sterling, and President and Chief Executive Officer, Sterling Financial Trust Company

(1)	Represents Sterling’s contributions to the executive’s retirement plans.

(2)	Represents payments made by Sterling on the employee’s behalf related to relocation.

(3)	Represents payments made by Sterling on the employee’s behalf related to Social Club Dues.

Option Grants in Last Fiscal Year

      Sterling granted stock options under its Stock Incentive Plan to its named executive officers during 2003 as shown in the table below. The options were granted on February 25, 2003, and, under the terms of the Stock Incentive Plan, will be fully exercisable on February 25, 2006. The exercise price of options granted was $17.50, the market price on the grant date. The exercise price is adjustable in the event of any change in the number of issued and outstanding shares that results from a stock split, reverse stock split, payment of a stock dividend or any other change in the capital structure of the corporation.

      The following table sets forth certain information concerning options granted during 2003 to the named executives:

	Individual Grants				Potential Realizable
					Value at Assumed Annual
	Number of	% Of Total			Rates of Stock Price
	Securities	Options			Appreciation for
	Underlying	Granted to	Exercise or		Option Term
	Options	Employees in	Base Price
Name	Granted	Fiscal Year	($/Sh)	Expiration Date	5%	10%

J. Roger Moyer, Jr.	21,250	7.0%	$17.50	2/25/13	$233,924	$592,808
Thomas P. Dautrich	13,125	4.3%	17.50	2/25/13	144,482	366,146
J. Bradley Scovill	13,125	4.3%	17.50	2/25/13	144,482	366,146
Chad M. Clabaugh	9,375	3.1%	17.50	2/25/13	103,202	261,533
Gregory S. Lefever	6,875	2.3%	17.50	2/25/13	75,682	191,791

      The assumed annual rates of appreciation of 5% and 10% would result in the price of Sterling’s stock increasing to $28.51 and $45.40, respectively.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

      The following table summarizes option exercises during 2003 by the Named Executive Officers and presents the value of their unexercised options at December 31, 2003:

			Number of Securities	Value of Unexercised
			Underlying Unexercised	In-The-Money
			Options at	Options at
	Shares Acquired		Fiscal Year-End(#)	Fiscal Year-End
Name	on Exercise(#)	Value Realized	Exercisable/Unexercisable	Exercisable/Unexercisable

J. Roger Moyer, Jr.	—	—	44,830/33,964	$301,349/$224,397
Thomas P. Dautrich	—	—	22,756/25,839	172,605/ 182,537
J. Bradley Scovill	27,126	$153,860	24,950/25,839	284,344/ 182,537
Chad M. Clabaugh	—	—	23,906/17,709	259,520/ 120,988
Gregory S. Lefever	9,279	84,018	19,010/15,209	63,259/ 112,349

      The column “Value Realized” shows the difference between the fair market value on the date of exercise and the exercise price of the options exercised, if any options were exercised. “In-The-Money Options” are stock options where the market price of the underlying common shares exceeded the exercise price at December 31, 2003. The value of these options is determined by subtracting the total exercise price from the total fair market value of the underlying common shares on December 31, 2003. The fair market value of underlying securities was computed by averaging the closing bid and asked quotations for five trading days immediately preceding December 31, 2003, minus the exercise price.

Securities Authorized for Issuance under Equity Compensation Plans

      The following table discloses the number of outstanding options, warrants and rights granted by the corporation to participants in equity compensation plans, as well as the number of securities remaining available for future issuance under these plans. The table provides this information separately for equity compensation plans that have and have not been approved by security holders.

	(A)(#)	(B)($)	(C)(#)
Number of Securities
Remaining Available for
	Number of Securities		Future Issuance Under
	to be Issued	Weighted Average	Equity Compensation
	Upon Exercise of	Exercise Price of	Plans Excluding
	Outstanding Options,	Outstanding Options,	Securities Reflected in
Plan Category	Warrants, and Rights	Warrants, and Rights	Column (A)

Equity Compensation Plans Approved by Shareholders(1)	979,721	$15.94 per share	958,228
Equity Compensation Plans Not Approved by Shareholders	None	n/a	None
Totals	979,721	$15.94 per share	958,228

(1)	Includes shares issued under Sterling’s 1996 Stock Incentive Plan and 1997 Directors’ Stock Compensation Plan.

Stock Incentive Plan

      Sterling maintains a Stock Incentive Plan that was originally approved at the 1997 Annual Meeting, which was amended, and re-approved by the shareholders at the 2002 annual meeting. The purpose of the Stock Incentive Plan is to advance the development, growth and financial condition of Sterling and its subsidiaries by providing incentives through participation in the appreciation of capital stock of the corporation in order to secure, retain and motivate personnel responsible for the operation and management of Sterling and its subsidiaries.

      The Board of Directors’ Management Development and Compensation Committee, consisting exclusively of non-employee directors, administers of the Stock Incentive Plan. Persons eligible to receive awards under the Stock Incentive Plan are those key officers and other management employees of the corporation and its subsidiaries as determined by the committee.

      The corporation granted 304,156 options during 2003. There were 119,536 options exercised during 2003. At December 31, 2003, there were 958,228 shares reserved for future grants under the Stock Incentive Plan.

Sterling Financial Corporation 401(k) Retirement Plan

      Sterling Financial Corporation, including its affiliates, sponsors a 401(k) retirement plans for their employees. Eligible employees who have attained age 18 and have completed 30 days of employment may participate in the plan through salary deferral. To be eligible for the matching contribution and the performance incentive feature, the employee must be age 18 and have completed one year of service with 1000 hours. Employees of Town & Country, a wholly owned subsidiary of Bank of Lancaster County, participate only in the salary deferral portion of the plan.

      Under the salary deferral feature of the plan, a participant may contribute from 1% to 20% of their compensation. Sterling makes matching contributions equal to 100% of the first 2% of the employee’s contributions, 50% on the next 2% and 25% on the next 4% of the employee’s contributions. Voluntary contributions to the plan are fully vested at all times and employees may direct the investment of those contributions to one or all of the sixteen funds available. Matching contributions, as of July 1, 2001, and forward are also fully vested and are invested based on the employee’s direction.

      Effective October 1, 2002, plan participants were allowed to diversify their Sterling company stock held in all accounts with the exception of the Profit Sharing Account. Prior to that time, participants were restricted to company stock for company matching contributions and other types of accounts.

      Under the performance incentive feature of the plan, additional contributions are made to participant accounts each plan year for an amount determined by the Board of Directors based on achieving certain performance objectives. The performance incentive feature is paid entirely in Sterling common stock. Total expense for the performance incentive feature and employer matching contribution was $1,596,000 for the year ended 2003.

      The number of shares owned at December 31, 2003 in the Sterling 401(k) Retirement Plan total 1,181,280 shares, with an approximate market value of $26,224,000. Dividends totaling $692,000 were reinvested in additional shares of Sterling common stock.

Deferred Compensation Plan

      Sterling sponsors a Deferred Compensation Plan for certain executives within the organization. This non-qualified plan includes a component of company contributions designed to “restore” the level of benefits lost to certain employees under the organization’s qualified contributory retirement plan because of Internal Revenue Code restrictions.

      This restoration component is designed to mirror the provisions of the qualified retirement plan available to all eligible Sterling employees. This plan component allows for the calculation of benefits on the portion of a participant’s salary, which would not have been eligible under the 401(k) plan due to Internal Revenue Code limits.

Employment Agreements

      In December 2001, Sterling and Bank of Lancaster County entered into a three year employment agreement and change of control agreement with J. Roger Moyer, Jr. engaging Mr. Moyer as its President of Sterling and Chief Executive Officer, effective May 1, 2002.

      In February 2002, Sterling and Bank of Lancaster County entered into a three year employment agreement and change of control agreement with J. Bradley Scovill engaging Mr. Scovill as its Senior Executive Vice President and Chief Financial Officer of Sterling and the Bank of Lancaster County.

      In July 2002, Sterling and Bank of Lancaster County entered into a three year employment agreement and change of control agreement with Thomas P. Dautrich engaging Mr. Dautrich as its President and Chief Executive Officer of Bank of Lancaster County and Chief Banking Officer of Sterling, effective May 1, 2002.

      The agreements contain an evergreen provision; unless previously terminated, or unless notice of intention not to renew is given by either party, the employment agreement renews for an additional year at the end of every contract year maintaining a three-year employment period. The agreements provide for termination with or without cause. If the agreement terminates for cause, the executives’ rights under the agreement cease on the effective date of the termination. If terminated without cause, the agreement provides for the following:

•	A severance payment equal to two times agreed compensation or the agreed compensation otherwise due the executive for the remainder of the then existing employment period, whichever is greater;

•	Continuation of health and welfare benefits for the remainder of the then existing employment period or until the executive secures substantially similar benefits through other employment, whichever occurs first, or if health and welfare benefits cannot be continued because the executive is no longer an employee, payment of an amount equal to the cost of the executive obtaining similar benefits; and

•	Continued participation in all retirement plans through the remaining term of the then existing agreement, or if the executive cannot continue to participate because he is no longer an employee, a lump sum cash payment equal to 25% (29% for Mr. Moyer) of the payments to be received when the agreement is terminated without cause.

      Under the agreement, the executive may resign for good reason. If he resigns for good reason, the agreement provides for:

•	Severance payment equal to the remaining balance of agreed compensation otherwise due to the executive for the remainder of the then existing employment period;

•	Continuation of health and welfare benefits for the remainder of the then existing employment period or until the executive secures substantially similar benefits through other employment, whichever occurs first, or if benefits cannot be continued because the executive is no longer an employee, payment of an amount equal to the cost of the executive obtaining similar benefits; and

•	Continued participation in all retirement plans through the remaining term of the then existing agreement, or if the executive cannot continue to participate because he is no longer an employee, a lump sum cash payment equal to 25% (29% for Mr. Moyer) of the payments to be received when the executive resigns for good reason.

      If the executive resigns his employment within three hundred sixty five days (or is involuntarily terminated), and in the event of any change in control of Sterling or Bank of Lancaster County, the agreement provides for:

•	A severance payment in the amount of 2.99 times agreed compensation;

•	Continuation of health and welfare benefits for three years, or if benefits cannot be continued because the executive is no longer an employee, payment of an amount equal to the cost of the executive obtaining similar benefits; and

•	Continued participation in all retirement plans through the then remaining term of the agreement, or if the executive cannot continue to participate because he is no longer an employee, a lump sum cash payment equal to 25% (29% for Mr. Moyer) of the payments to be received when the agreement is terminated following a change of control.

      In December 2000, Sterling Financial Corporation and Bank of Lancaster County entered into a three year employment agreement and change of control agreement with Gregory S. Lefever, engaging Mr. Lefever as its Executive Vice President and Managing Director of Trust and Investment for the Corporation and Bank, and President and Chief Executive Officer of Sterling Financial Trust Corporation.

      The agreement contains an evergreen provision; unless previously terminated, or unless notice of intention not to renew is given by either party, the employment agreement renews for an additional year at the end of every contract year maintaining a one-year employment period. The agreement provides for termination with or without cause. If the agreement terminates for cause, all of Mr. Lefever’s rights under the agreement cease on the effective date of the termination. If terminated without cause, the agreement provides for the following:

•	A severance payment equal to two times agreed compensation; and

•	Continuation of health and welfare benefits for the remainder of the then existing employment period or until Mr. Lefever secures substantially similar benefits through other employment, whichever occurs first, or if health and welfare benefits cannot be continued because Mr. Lefever is no longer an employee, payment of an amount equal to the cost of Mr. Lefever obtaining similar benefits, or in lieu of continued health and welfare benefits and at the election of Mr. Lefever, a one-time lump sum cash payment equal to 25% of the payments to be received when the agreement is terminated without cause.

      Under the agreement, Mr. Lefever may resign for good reason. If he resigns for good reason, the agreement provides for:

•	A severance payment equal to two times agreed compensation; and

•	Continuation of health and welfare benefits for the remainder of the then existing employment period or until Mr. Lefever secures substantially similar benefits through other employment, whichever occurs first, or if health and welfare benefits cannot be continued because Mr. Lefever is no longer an employee, payment of an amount equal to the cost of Mr. Lefever obtaining similar benefits, or in lieu of continued health and welfare benefits and at the election of Mr. Lefever, a one-time lump sum cash payment equal to 25% of the payments to be received when the agreement is terminated without cause.

      In the event of termination of employment as a result of any change in control of Sterling or Bank of Lancaster County, the agreement provides for:

•	A severance payment in the amount of 2.5 times agreed compensation; and

•	In lieu of continued pension, welfare and other benefits, a one-time lump sum cash payment equal to 25% of the payments to be received by Mr. Lefever when the agreement is terminated following a change of control.

Change of Control Agreement

      In July 2000, Sterling and Bank of Hanover entered into a change of control agreement with Chad M. Clabaugh, engaging Mr. Clabaugh as an Executive Officer. On each December 31st hereafter, the term is automatically extended for an additional calendar year unless either party gives written notice of termination to the other. Change of control agreements are for the purpose of focusing our executives on the interests of the shareholders should a change in control of Sterling occur. A “change of control” is defined as:

•	An acquisition of 20% or more of Sterling’s outstanding voting securities;

•	Execution of an agreement providing for a sale of substantially all assets to an entity that is not a direct or indirect subsidiary of Sterling; or

•	Execution on an agreement providing for a reorganization, merger, consolidation or similar transaction unless the Sterling shareholders will initially own securities representing a majority of the voting power of the resulting corporation and Sterling directors will represent a majority of the directors of the surviving corporation.

      The agreement with Mr. Clabaugh provides for:

•	A severance payment in the amount of 2.5 times the base amount. The base amount is equal to Mr. Clabaugh’s average annual compensation in gross income, for the most recent five taxable years paid either in 30 equal monthly installments or in a lump sum;

•	A supplement payment in lieu of benefits equal to 25% of the payments calculated for compensation or benefits throughout the severance period; and

•	All granted stock options are immediately 100% vested.

Sterling Financial Corporation Directors’ Compensation

      The directors of Sterling receive shares of Sterling’s stock, as recommended by the Nominating Committee, and approved by the Board of Directors, and an amount paid in cash equal to the value of the stock received. Sterling issues the common stock to directors on July 15th of each year, and is valued on the closing price as of that date. The director’s cash compensation is reduced by one-twelfth for each meeting missed in excess of three, if a director attends fewer than 75% of scheduled Board meetings.

      Sterling issued 531 shares to each non-employee director of Sterling, valued at $20.16 per share. The yearly cash portion of the director’s fees was $10,170.00 for the annual period beginning July 1, 2003. In the aggregate, Sterling paid $258,903 to nonemployee directors in cash and stock for 2003.

      In addition, each non-employee director is compensated for their time served on Sterling Board Committees. Audit Committee members receive an attendance fee of $750 per meeting, while all other Committee members receive an attendance fee of $500 per meeting.

      Chairman of the Board, as well as Chairman of Committees receive additional compensation for their additional responsibility. The Chairman of the Board receives an annual retainer of $12,000, the Audit Committee Chair receives an annual retainer of $4,000, and all other Chairs receive an annual retainer of $2,000.

      Directors who are also salaried officers of Sterling or Sterling subsidiaries do not receive any fees for board or committee meetings.

      In conjunction with Mr. Stefan’s retirement as Sterling and Bank of Lancaster County’s Chief Executive Officer on April 30, 2002, Sterling and Mr. Stefan executed an agreement that Mr. Stefan would continue to serve as Chairman of the Board of Directors of Sterling through April 30, 2003 and thereafter, as decided by the Board of Directors of Sterling. In addition, Mr. Stefan will remain on the Board of Directors of Sterling through the end of his term in 2004 and thereafter, as decided by the Board of Directors of Sterling. For the period of May 1, 2002 through April 30, 2003, Mr. Stefan provided consulting services to the President and Chief Executive Officer and senior management team of Sterling to assist them in their new management roles. These services included business development, board development and education, assistance in strategic planning and clarification of company vision.

      Mr. Stefan received an annual fee of $145,833.33 for services performed under the Consulting Agreement, payable in four (4) equal monthly installments, beginning in January 2003. Mr. Stefan was not entitled to receive directors’ fees from Sterling during this consulting period. Upon fulfilling the requirements of the consulting agreement, Mr. Stefan began receiving Board and director fees consistent with the remaining Board members. In addition, under a Supplemental Executive Retirement Agreement, Mr. Stefan received $97,222 during the year ended December 31, 2003.

Transactions with Directors and Executive Officers

      Some of Sterling’s directors and executive officers and the companies with which they are associated were customers of and had banking transactions with Sterling’s subsidiary banks during 2003. All loans and loan commitments made to them and to their companies were made in the ordinary course of bank business, on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other customers of the banks, and did not involve more than a normal risk of collectibility or present other unfavorable features. Total loans to these persons at December 31, 2003, amounted to $4,942,000. Sterling’s subsidiary banks anticipate that they will enter into similar transactions in the future.

      During 2003, Sterling and its affiliates paid approximately $723,000 to D&E Communications, Inc. for telecommunication services, local area and wide area network integration services, personal computer hardware and software and data communications equipment. W. Garth Sprecher, a Director of Sterling, is Senior Vice President, Corporate Secretary and a Director of D&E Communications, Inc.

Board Compensation Committee Report on Executive Compensation

      Our report covers the following topics:

•	Role of the Management Development and Compensation Committee

•	Executive Compensation Guiding Principles

•	Components of Our Compensation Program

•	Stock Option Exchange Offer

•	Compensation of the Chief Executive Officer

Role of the Management Development and Compensation Committee

      During fiscal 2003, the Management Development and Compensation Committee had two primary responsibilities. First, we establish Sterling’s compensation principles that serve to guide the design of compensation plans and programs applicable to employees at all levels of the organization. Second, we monitor compensation plans and related practices for conformity with our compensation principles. The committee is comprised entirely of non-employee members of the Board of Directors.

Executive Compensation Guiding Principles

      The goal of our compensation program is to attract, motivate and retain the highly talented individuals the corporation needs to design and deliver innovative products, services and solutions to our customers. The following principles influence the design and administration of our compensation program:

•	Compensation should be related to performance

We believe that an employee’s compensation should be tied not just to how the individual employee performs, but also to how well both the employee’s team and the corporation perform against both financial and non-financial goals and objectives. When Sterling’s performance is better than the objectives set for the performance period, employees should be paid more and when the Sterling’s performance does not meet one or more of the key objectives, any incentive award payment should be less.

•	Incentive compensation should be a greater part of total compensation for more senior positions

The proportion of an employee’s total compensation that varies with individual, team and corporation performance objectives should increase as the scope and level of the individual’s business responsibilities increase.

•	Incentive compensation should balance short- and long-term performance

Through the design of our compensation program, we look to balance the focus of all employees on achieving strong short-term or annual, results in a manner that will ensure Sterling’s long-term viability and success. Therefore, to reinforce the importance of balancing these perspectives, our executives are regularly provided with both annual and long-term incentives. Participation in the long-term incentive programs increases at higher levels of responsibility as employees in these leadership roles have the greatest influence on Sterling’s strategic direction and results over time.

•	Our employees should be provided with opportunities to own Sterling stock

We provide our employees at all levels with various ways to become shareholders. We have made stock option grants to a certain section of our employee base. In addition, we offer other programs that are intended to increase stock ownership among employees. These programs include a 401(k) Retirement Plan, which allows employees to invest, on a voluntary basis, in Sterling stock, and which also contributes Sterling stock under a performance incentive feature of the plan, provided Sterling meets certain performance objects. Our goal in providing these opportunities is to align the interests of each employee with the interests of our shareholders.

•	Compensation levels should be competitive

To achieve the above goals, we review compensation survey data from several independent sources to ensure that our total compensation program is competitive. As a guideline for determining competitive base salaries, the Committee uses information from salary surveys, primarily with financial institutions with assets from $1 billion to $5 billion, as well as peer institutions located in the surrounding geographic region. Many local competitors, who are represented in these peer groups, share similar performance results to Sterling and its affiliates. The Committee uses these peer groups due to common industry issues and competition for the same executive talent. In addition, the committee reviews annual base salary increases based on subjective analysis of the individual’s contribution to Sterling’s strategic goals and objectives, and by taking into account any additional or new responsibilities assumed by the individual in connection with promotions or organizational change.

Components of Our Executive Compensation Program

      The three primary and on-going components of our executive compensation program are: Base Salary, Annual Incentives and Long Term Incentives.

•	Base Salary

We set base salaries for all executives at levels that are competitive with similar positions at other comparable companies, based on surveys conducted annually. Adjustments are made to recognize outstanding individual performance or if our surveys show a significant deviation versus market. This is in line with our philosophy that compensation above competitive levels should come primarily from the variable portion of the compensation package, especially for our senior leaders.

•	Annual Incentives

We designed the annual component of incentive compensation to align officer pay with Sterling’s annual performance. At the start of each fiscal year, we establish the key performance measures we believe require our leadership team’s focus, as well as employees generally, to move the business forward and create value for our shareholders. We then define a funding range around these key measures that will determine, as we assess management performance at the close of the year, whether and at what level annual incentive funding will be available.

When funding is available, the payment of awards to each employee covered under the plan is tied to their individual performance, as well as that of Sterling’s. The committee determines the assessment of Sterling’s performance at the end of the year. Management also evaluates individual performance, considering each leader’s results against his or her objectives. These objectives include not only financial targets, but also other important goals such as customer satisfaction, employee engagement, and operational performance. In addition, management assesses each leader in terms of leadership and managerial ability, business knowledge, execution of Sterling’s business plan and overall business strategy, and adherence to our values.

In 2003, funding for annual incentives was based on increases in earnings and earnings per share, return on average realized equity and our efficiency ratio. Our 2003 results fell within the operating income performance range established at the beginning of the year, therefore, annual incentive funding was made available for performance based awards to senior leaders and eligible employees at all levels.

•	Long Term Incentives

The long-term incentive component of our executive total compensation program is provided in the form of stock option grants. The option grants vest within three years and expire ten years from the date of the grant. Target grant guidelines are developed based on our market compensation surveys. Actual grants awarded to individuals are adjusted based on each officer’s individual performance, retention considerations and other special circumstances.

Compensation of the Chief Executive Officer

      J. Roger Moyer, Jr. was appointed the President and Chief Executive Officer of Sterling in April 2002. The Committee has determined that Mr. Moyer’s 2003 compensation of $417,610, consisting of $300,019 in base annual salary and $117,591 in bonus, is appropriate in light of the following 2003 corporate performance accomplishments:

•	A 17.4% increase in operating income;

•	A 15.10% return on average realized equity;

•	An improvement on Sterling’s efficiency ratio to 59.2%;

•	Expansion in existing markets, as well as the entrance in to new markets; and

•	An 8.6% increase in assets.

      While there is no direct correlation between the increase in Mr. Moyer’s base salary and these criteria, the Management Development and Compensation Committee did consider 2002 corporate performance, as well as the peer bank comparisons mentioned previously, in order to recommend an appropriate base salary for 2003. Mr. Moyer’s annual performance incentive (bonus) is directly correlated to Sterling’s performance results, specifically, growth in Sterling’s earnings per share, return on average realized equity, and efficiency ratio goals. Mr. Moyer’s 2003 total bonus represents a 20% increase over the bonus paid in 2002.

      In addition, Mr. Moyer is eligible for awards under Sterling’s long-term incentive programs at the committee’s discretion. For fiscal 2003, Mr. Moyer received an option to purchase 21,250 shares of Sterling’s common stock. Like the option grants provided to all other employees, his options will vest over three years and have a ten-year term.

Management Development and Compensation Committee

W. Garth Sprecher, Chairman

Howard E. Groff, Jr.
Joan R. Henderson
Terrence L. Hormel
Glenn R. Walz

Report of the Audit Committee

      The Audit Committee of the Board of Directors is comprised of directors who meet the Nasdaq standards for independence. The Audit Committee operates under a written charter adopted by the Board of Directors, which was reviewed and revised in March 2004 and which is attached to this proxy statement.

      The Audit Committee met with management periodically during the year to consider the adequacy of the company’s internal controls and the objectivity of its financial reporting. The Audit Committee discussed these matters with the company’s independent auditors and with appropriate company financial personnel and internal auditors. The Audit Committee also discussed with the company’s senior management and independent auditors the process used for certifications by the company’s chief executive officer and chief financial officer which are required for certain of the company’s filings with the Securities and Exchange Commission.

      The Audit Committee met privately at its regular meeting with both the independent auditors and the internal auditors, as well as with the chief financial officer on a number of occasions, each of whom has unrestricted access to the Audit Committee.

      The Audit Committee recommended Ernst & Young LLP as the independent auditors for the company after reviewing the firm’s performance and independence from management.

      Management has primary responsibility for the company’s financial statements and the overall reporting process, including the company’s system of internal controls.

      The independent auditors audited the annual financial statements prepared by management, expressed an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the company in conformity with accounting principles generally accepted in the United States and discussed with the Audit Committee any issues they believe should be raised with the Audit Committee.

      The Audit Committee reviewed with management and Ernst & Young LLP the company’s audited financial statements and met separately with both management and Ernst & Young LLP to discuss and review those financial statements and reports prior to issuance. Management has represented, and Ernst & Young LLP has confirmed, to the Audit Committee, that the financial statements were prepared in accordance accounting principles generally accepted in the United States.

      The Audit Committee received from and discussed with Ernst & Young LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm’s independence from the company. The Audit Committee also discussed with Ernst & Young LLP matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees) of the Auditing Standards Board of the American Institute of Certified Public Accountants to the extent applicable. The Audit Committee monitors auditor independence, reviewed audit and non-audit services performed by Ernst & Young LLP and discussed with the auditors their independence.

      In reliance on these reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the company’s audited financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

      In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors and the Board has approved that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder ratification, the selection of Ernst & Young LLP, as Sterling’s independent auditors for the year.

      Aggregate fees billed to Sterling by Ernst & Young LLP for services rendered are presented below:

	Year Ended December 31,

	2003	2002

Audit fees	$455,500	$331,500
Audit related fees	21,000	5,000
Tax fees	225,370	250,282
All other fees	—	—

      Audit fees include services for the audit of the consolidated financial statements, and the acquisitions of Church Capital Management and Bainbridge Securities, Inc. in 2003 and Equipment Finance, Inc. in 2002. Audit related fees include fees for and employee benefit plan’s registration statement, subsidiary compliance reports, and on-line accounting research tools. The tax fees include tax planning, compliance, and in both 2003 and 2002, assistance in the conversion of two subsidiaries to a limited liability company.

      The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit related services, tax services, and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent auditor is required to provide sufficient documentation at the time of approval.

      The Audit Committee has considered whether, and determined that, the provision of the non-audit services is compatible with maintaining Ernst & Young LLP’s independence.

Audit Committee

Richard H. Albright, Jr., Chairman

Michael A. Carenzo
Bertram F. Elsner
Howard E. Groff, Jr.
David E. Hosler

SHAREHOLDER RETURN PERFORMANCE GRAPH

      The following graph compares the yearly dollar change in the cumulative total shareholder return on Sterling’s common stock against the cumulative total return of the S&P 500 Stock Index and the Nasdaq Bank Index for the period of five fiscal years commencing January 1, 1999, and ending December 31, 2003. The graph shows the cumulative investment return to shareholders based on the assumption that a $100 investment was made on December 31, 1998, in each of Sterling’s common stock, the S&P 500 Stock Index and the Nasdaq Bank Index. We computed returns assuming the reinvestment of all dividends. The shareholder return shown on the following graph is not indicative of future performance.

Comparison of Five-Year Cumulative Total Return

Sterling Common Stock, S&P 500 & Nasdaq Bank Indices

Total Return Performance

Index	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03

Sterling Financial Corporation	100.00	95.84	48.53	81.79	102.19	123.22
S&P 500	100.00	121.11	110.34	97.32	75.75	97.40
NASDAQ Bank Index*	100.00	96.15	109.84	118.92	121.74	156.62

*	Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2004. Used with permission. All rights reserved. crsp.com.

Source: SNL Financial LC, Charlottesville, VA	© 2004	(434) 977-1600

SECTION 16(a) BENEFICIAL

OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires Sterling’s directors, executive officers and shareholders, who beneficially own more than 10% of Sterling’s outstanding equity stock, to file initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Sterling with the Securities and Exchange Commission. Based on a review of copies of the reports we received, and on the statements of the reporting persons, we noted the following individuals who were late in reporting one Section 16(a) transaction: Richard H. Albright, Jr., Michael a. Carenzo, Bertram F. Elsner, Howard E. Groff, Jr., Joan R. Henderson, Terrence L Hormel, David E. Hosler, J. Roger Moyer, Jr., W. Garth Sprecher, John E. Stefan, Glenn R. Walz, Thomas P. Dautrich, J. Bradley Scovill, Chad M. Clabaugh, Gregory S. Lefever, Douglas P. Barton, E. Dennis Ginder, Donald L. Neff, D. Kathleen Phillips, Kathleen A. Prime, Gary L. Yoder, Susan Bergen-Painter, and John E. Barry.

RATIFICATION OF SELECTION OF

INDEPENDENT AUDITORS

      The Board of Directors has selected Ernst & Young LLP as independent auditors for the examination of its financial statements for the fiscal year ending December 31, 2004. Ernst & Young LLP served as the company’s certified public auditors for the year ended December 31, 2003.

      Ernst & Young LLP has advised us that neither the firm nor any of its associates has any relationship with the corporation or its subsidiaries other than the usual relationship that exists between independent certified public auditors and clients.

      We expect a representative of Ernst & Young LLP to be present at the Annual Meeting to respond to appropriate questions and to make a statement if the representative desires to do so.

      The Board of Directors recommends that the shareholders vote FOR ratification of the selection of Ernst & Young LLP as independent certified public auditors for the fiscal year ending December 31, 2004.

ADDITIONAL INFORMATION

      Any shareholder may obtain a copy of Sterling’s Annual Report on Form 10-K for the year ended December 31, 2003, including the financial statements and related schedules and exhibits, required to be filed with the Securities and Exchange Commission, without charge, by submitting a written request to Douglas P. Barton, Secretary, Sterling, 101 North Pointe Boulevard, Lancaster, PA 17601, or calling (717) 735-5744. You may also view these documents on our website at www.sterlingfi.com, select Investor Information, and then click on “Documents.”

      Pursuant to Securities and Exchange Commission rules, Sterling intends to send a single proxy statement and annual report to multiple shareholders who share the same address and who have the same last name, unless we receive instructions to the contrary from one or more of the shareholders. This method of delivery is known as “householding.” Upon written or oral request, a separate copy of the annual report and/or proxy statement, as applicable, will be delivered promptly to a security holder at a shared address to which a single copy of the documents was delivered or, if you wish to receive a separate proxy statement or annual report in the future, please call Shareholder Relations at 717-735-5602 or send a written request to Shareholder Relations, Sterling, 101 North Pointe

Boulevard, Lancaster, PA 17601. If you are receiving multiple copies of the proxy statement and annual report and want to request one copy, please notify Shareholder Relations.

OTHER MATTERS

      The Board of Directors knows of no matters other than those discussed in this Proxy Statement that will be presented at the Annual Meeting. However, if any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of Board of Directors.

BY ORDER OF THE BOARD OF DIRECTORS

JOHN E. STEFAN
Chairman of the Board

Lancaster, Pennsylvania

March 26, 2004

STERLING FINANCIAL CORPORATION

AUDIT COMMITTEE CHARTER

I.	Authorization

      The Audit Committee of Sterling Financial Corporation (the “Company”) is a standing committee of the Board of Directors (“Board”) authorized by the Company’s Bylaws.

II.	Purpose

      The purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibility relating to:

A. The integrity of the Company’s financial statements and financial reporting process and the Company’s systems of internal accounting and financial controls;

B. The performance of the internal audit function;

C. The annual independent audit of the Company’s financial statements, the engagement of the independent auditors and the evaluation of the independent auditors’ qualifications, independence and performance;

D. The Company’s compliance with legal and regulatory requirements, including the Company’s disclosure controls and procedures;

E. The fulfillment of the other responsibilities set out herein; and

F. Monitor the Company’s compliance with the Code of Conduct. The report of the Audit Committee required by the rules of the Securities and Exchange Commission (“SEC”) shall be included in the Company’s annual proxy statement.

      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors. In carrying out its oversight responsibilities, as permitted under the Pennsylvania Business Corporation Law of 1988, as amended, the Audit Committee members are entitled to rely in good faith on the expertise, integrity and knowledge of management, the internal and independent auditors and corporate counsel.

III.	Membership and Structure

      The Audit Committee shall be comprised of at least three members of the Board, and the members shall meet the independence, experience, and expertise requirements of the NASDAQ Stock Market and other applicable laws and regulations (including the Sarbanes-Oxley Act of 2002).

      All members of the Audit Committee will have a general understanding of finance and accounting practices and each member shall be free of any relationship that, in the opinion of the Board would, under applicable laws and regulations, make the director not independent. The Board will determine if any member is a “financial expert” as defined by the SEC.

IV.	Authority

      The Audit Committee shall have the sole authority to select, evaluate, appoint, and replace the independent auditors subject to shareholder ratification and shall approve in advance all audit engagement fees and terms and all non-audit engagements with the independent auditors. The Audit Committee shall consult with management, but shall not delegate these responsibilities.

      The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting, or other consultants to advise the Audit Committee. The Company shall provide funding, as determined by the Audit Committee, for payment of compensation to the independent auditors and to any advisors employed by the Audit Committee. Any communications between the Audit Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company, and the Audit Committee will take all necessary steps to preserve the privileged nature of those communications.

      The Audit Committee may form and delegate authority to subcommittees, comprised of one or more members of the Committee, as necessary or appropriate. Each subcommittee shall have the full power and authority of the Audit Committee.

      The Audit Committee may conduct or authorize investigations into any matter, within the Audit Committee’s scope of responsibilities, brought to its attention.

V.	Duties and Responsibilities

      The Audit Committee shall have the following duties and responsibilities:

            A.     Meetings and Access

1. Meet on a regular basis at least four times each year, including at least once each quarter. The Audit Committee may hold special meetings upon the call of the Chair of the Committee. At Committee meetings, a majority of the total members will constitute a quorum.

2. Meet separately, periodically, with management, independent auditors, chief audit executives and any other Company Committees that the Audit Committee determines appropriate.

3. Minutes shall be kept by a member of the Audit Committee or a person designated by the Audit Committee.

4. Regularly report to the Board on the Audit Committee’s activities.

5. Annually review and evaluate its own performance.

6. Review and assess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

            B.     Financial Statement and Disclosure Matters

1. Review and discuss with management and the independent auditors the annual audited financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommend to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K.

2. Prepare annually a report for inclusion in the Company’s proxy statement relating to its annual shareholders meeting. In that report, the Audit Committee will state whether it has:

a. reviewed and discussed the audited financial statements with management;

b. discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as that statement may be modified or supplemented from time to time;

c. received from the independent auditors written disclosures and the letter required by Independence Standards Board Standard 1, as that standard may be modified or supplemented from time to time, and has discussed with the independent auditors, the independent auditors’ independence.

3. Review and discuss with management and the independent auditors the Company’s quarterly financial statements prior to the filing of its Quarterly Report on Form 10-Q, including the results of the independent auditors’ reviews of the quarterly financial statements.

4. Discuss, in advance, the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information. If the Company’s financial information and earnings guidance is provided to analysts and rating agencies to the extent required by applicable law or listing standards, the Committee will generally discuss this information. The Committee need not discuss in advance each instance in which the Company may provide earnings guidance.

5. Receive a disclosure from the Chief Executive Officer and Chief Financial Officer during their certification process for the Annual Report on Form 10-K and Quarterly Report on Form 10-Q’s about

a. any significant deficiencies in design or operation of internal controls or material weaknesses therein and

b. any fraud, whether or not material, involving management or other employees who have a significant role in the Company’s internal controls.

6. At least annually prior to the filing of the Audit Report with the SEC (and more frequently, if appropriate), review and discuss reports from the independent auditors on, among other things, certain:

a. Critical accounting policies and practices to be used;

b. Alternative treatments of financial information within generally accepted accounting principles;

c. Other material written communications between the independent auditors and management, such as any management letter and the Company’s response to such letter or schedule of unadjusted differences; and

d. Difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, any significant disagreements with management, and communications between the audit team and the audit firm’s national office with respect to difficult auditing or accounting issues presented by the engagement.

7. Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

8. Review and discuss with management and the independent auditors, at least annually, significant accounting and financial reporting issues, including complex or unusual transactions and judgments concerning significant estimates or significant changes in the Company’s selection or application of accounting principles, and recent professional, accounting and regulatory pronouncements and initiatives, and understand their impact on the Company’s financial statements.

9. Review with management the Audit Committee’s evaluation of the Company’s internal control structure and procedures for financial reporting and review periodically, but in no event less frequently than quarterly, management’s conclusions about the efficacy of such internal controls and procedures, including any significant deficiencies in, or material noncompliance with such controls and procedures.

10. Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

11. Review with management, at least annually, the Allowance for Loan and Lease Losses (ALLL) methodology employed by the Corporation.

            C.     Authorization of the Company’s Whistleblower’s Policy

Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

            D.     Oversight of the Company’s Relationship with the Independent Auditors

1. The independent auditor shall report directly to the Audit Committee;

2. Receive and discuss a report from the independent auditors at least annually regarding:

a. The independent auditors’ internal quality-control procedures;

b. Any material issues raised by the most recent quality-control review, or peer review (if applicable), of the independent auditors, or by any inquiry or investigation by governmental professional authorities within the preceding five years respecting one or more independent audits carried out by the independent auditors;

c. Any steps taken to deal with any such issues; and

d. All relationships between the independent auditors and the Company, in order to assess the independent auditors’ independence.

3. Approve guidelines for the retention of the independent auditors for any non-audit services and determine procedures for the approval of audit and non-audit services in advance. In accordance with such procedures, the Audit Committee shall approve in advance any audit or non-audit services provided to the Company by the independent auditors, all as required by applicable law or listing standards. Pre-approval authority may be delegated to one or more members of the Audit Committee.

4. Review and discuss the scope and plan of the independent audit.

5. Evaluate the qualifications, performance and independence of the independent auditors, including whether the provision of non-audit services is compatible with maintaining the auditors’ independence, and taking into account the opinions of management and the Company’s legal counsel. This shall include a review and discussion of the annual communication as to independence delivered by the independent auditors (Independence Standards Board Standard No. 1 — “Independence Discussions with Audit Committees.”) The Audit Committee shall present its conclusions to the Board, and if so determined by the Audit Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the auditors.

6. Recommend to the Board, policies for the Company’s hiring of employees or former employees of the independent auditors which guidelines shall meet the requirements of applicable law and listing standards.

            E.     Oversight of Audit and Risk Review (“ARR”)

The Audit Committee may contract for internal audit services as necessary to assess the adequacy and effectiveness of internal accounting controls, financial systems or financial statements, and the accuracy of management reporting and compliance with laws, regulations and Company policy. As used in this section, the “lead or coordinating auditor” refers to the Company’s internal auditor or if such services are outsourced, to the auditor of the public accounting firm primarily responsible for the Company’s internal audit functions.

1. Review and discuss the appointment and replacement of the lead or coordinating auditor.

2. Review and discuss the ARR findings that have been reported to management, management’s responses, and the progress of the related corrective action plans.

3. Review and evaluate the adequacy of the work performed by the lead or coordinating auditor and ARR, and ensure that ARR is objective and has adequate resources to fulfill its duties, including implementation of the annual audit plan.

4. Review, annually, the loan review function as to their evaluation of the risk ratings assigned to appropriate loans.

            F.     Compliance Oversight Responsibilities

1. Review periodically with management and the independent auditors any correspondence with, or other action by, regulators or governmental agencies, any material legal affairs of the Company and the Company’s compliance with applicable law and listing standards.

2. Review and discuss the report of the lead or coordinating auditor regarding the expenses of, the perquisites paid to, and the conflicts of interest, if any, of members of the Company’s senior management.

3. Review and discuss with management and the independent auditor any correspondence with, or the findings of any examinations by, regulatory agencies, published reports or auditor observations that raise significant issues regarding the Company’s financial statements or accounting policies.

4. Obtain regular updates from management and Company counsel regarding compliance matters and legal matters that may have a significant impact on the financial statements or the Company’s compliance policies.

5. Advise the Board with respect to policies and procedures regarding compliance with the Company’s Code of Ethics including review of the process for communicating the Code of Ethics to Company personnel and for monitoring compliance.

ANNUAL MEETING OF SHAREHOLDERS OF

STERLING FINANCIAL CORPORATION

April 27, 2004

PROXY VOTING INSTRUCTIONS

MAIL — Date, sign and mail your proxy card in the	COMPANY NUMBER
envelope provided as soon as possible.
- OR -	ACCOUNT NUMBER
TELEPHONE — Call toll-free 1-800-PROXIES from
any touch-tone telephone and follow the instruc-	CONTROL NUMBER
tions. Have your control number and proxy card
available when you call.
- OR -
INTERNET — Access “www.voteproxy.com” and
follow the on-screen instructions. Have your control
number available when you access the web page.

ê Please detach and mail in the envelope provided IF you are not voting via telephone or the Internet. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Class of 2007 Directors to serve for a three-year term:		2.	Proposal to ratify the selection of Ernst & Young, LLP as the Corporations Independent certified public accountants for the year ending December 31, 2004.	FOR ☐	AGAINST ☐	ABSTAIN ☐

NOMINEES
☐	FOR ALL NOMINEES	¡ Richard H. Albright, Jr.
¡ Bertram F. Elsner
☐	WITHHOLD AUTHORITY	¡ Howard E. Groff, Jr.
	FOR ALL NOMINEES	¡ John E. Stefan
¡ Glenn R. Walz
☐	FOR ALL EXCEPT
(See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

STERLING FINANCIAL CORPORATION

101 North Pointe Boulevard, Lancaster, Pennsylvania 17601-4133
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 27, 2004
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Mary W. Wentz and Pauline Shurr, and each or any of them, as proxies, with full power of substitution, to represent and vote, all of the shares of STERLING FINANCIAL CORPORATION common stock held of record by the undersigned on February 27, 2004 at the Annual Meeting of the Shareholders to be held at the Liberty Place Theater and Conference Center, 313 West Liberty Street, Lancaster, Pennsylvania, on Tuesday, April 27, 2004, at 9:00 a.m. prevailing time, and at any adjournment or postponement thereof, with all of the powers the undersigned would possess if personally present thereat, as indicated on the reverse side of this card.

     This proxy, when properly signed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the Nominees listed in Proposal 1, and FOR Proposal 2.

     This proxy also confers authority as to other business as may properly come before the meeting and any adjournment or postponement thereof. The Board of Directors at present knows of no other business to be brought before this meeting, but if any other business is brought before the meeting, the shares represented by this proxy will be voted in accordance with the recommendations of the management of Sterling Financial Corporation.

     The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated March 27, 2004, and hereby revoke(s) all other proxies heretofore given by the undersigned in connection with this meeting.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. PLEASE SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED AND MAY BE WITHDRAWN IF YOU ELECT TO ATTEND THE MEETING, GIVE WRITTEN NOTIFICATION TO THE SECRETARY OF THE CORPORATION AND VOTE IN PERSON.

(Continued and to be signed on the reverse side)

March 26, 2004

Subject: Notice of Annual Meeting & Proxy Vote

Dear Shareholder:

As a valued investor of Sterling Financial Corporation, we want to invite you to our annual meeting and breakfast. We will report on Sterling’s 2003 business results and other matters of interest to shareholders.

2004 Annual Meeting of Shareholders of Sterling Financial Corporation

Where:	Liberty Place Theater and Conference Center (the former headquarters of
Armstrong World Industries), 313 West Liberty Street, Lancaster, Pennsylvania

When:	Tuesday, April 27, 2004, at 9:00 a.m.

8:00 Breakfast Invitation
To attend the breakfast you must send the self-addressed post card to Sterling Financial Corporation by April 12, 2004.

Election Ballot
We are asking shareholders to elect five Class of 2007 Directors, and ratify the selection of Ernst & Young LLP as our independent auditors for the current fiscal year.

Make your vote count
It is important that your shares be represented at the Annual Meeting whether or not you are personally able to attend and regardless of the number of shares you own. You may vote your proxy using any of the following methods:

•	By Internet using the control number located at the top of your proxy card.

•	Vote by telephone using the control number located at the top of your proxy card.

•	Send the proxy card by mail to American Stock Transfer & Trust Company, using the enclosed self-addressed envelope.

We urge you to read the enclosed information and place your vote promptly. We look forward to seeing you at the breakfast and Annual Meeting. If you have any questions please contact Jean Good, Shareholder Relations Specialist at 717-735-5602.

Sincerely,

John E. Stefan	J. Roger Moyer, Jr.
Chairman	President and CEO